EXHIBIT 23.2 - CONSENT OF STARK WINTER SCHENKEIN & CO., LLP

                                S W S
                     STARK * WINTER * SCHENKEIN

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors
Donar Enterprises, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 5 to the Registration Statement on Form SB-2 for
Donar Enterprises, Inc., of our report dated January 9, 2002, relating to the December 31, 2001 financial statements of Donar
Enterprises, Inc., which appears in such Prospectus.

/s/ Stark Winter Schenkein & Co., LLP

January 18, 2002
Denver, Colorado

                STARK * WINTER * SCHENKEIN & CO., LLP
                     Certified Public Accountants
                        Financial Consultants

     7535 EAST HAMPDEN AVENUE, SUITE 109, DENVER, COLORADO 80231
   PHONE: 303.694.6700, FAX: 303.694.6761, TOLL FREE: 888.766.3985,
                           WWW.SWSCPAS.COM